Exhibit 99.1

Lonestar Resources US Inc. Announces Pricing of Public Offering of Common Stock

Fort Worth, Texas, December 16, 2016 (PRNewswire) – Lonestar Resources US Inc. (NASDAQ: LONE) (including its subsidiaries, “Lonestar,” “we,” “us,” “our” or the “Company”) announced today the pricing of an underwritten public offering of 12,000,000 shares of Class A Voting Common Stock (“Common Stock”). The total gross proceeds of the offering (before underwriters’ discounts and commissions and estimated offering expenses) will be $69 million. The underwriters have a 30-day option to purchase from the Company up to 1,800,000 additional shares of Common Stock. Shares of the Common Stock trade on the NASDAQ Global Select Market under the ticker symbol “LONE.”

The Company intends to use the net proceeds from the offering, including any proceeds from any exercise of the underwriters’ option to purchase additional shares of Common Stock, to reduce amounts drawn under our revolving credit facility, redeem a portion of our outstanding Second Lien Notes and to repay Seaport Global Securities LLC, who has provided the Company gap financing in connection with the previously announced Facilitation Agreement. Any remaining proceeds will be used for general corporate purposes. The offering is expected to close on December 22, 2016, subject to customary closing conditions.

Lonestar is an independent oil and natural gas company, focused on the development, production and acquisition of unconventional oil, natural gas liquids (“NGLs”) and natural gas properties in the Eagle Ford Shale in Texas, where we accumulated approximately 38,242 gross (33,951 net) acres in what we believe to be the formation’s crude oil and condensate windows, as of December 31, 2015. We also held a portfolio of conventional, long-lived, crude oil-weighted onshore assets in Texas and are conducting resource evaluation on approximately 44,084 gross (28,655 net) acres in the West Poplar area of the Bakken-Three Forks trend in Roosevelt County, Montana, as of December 31, 2015.

Seaport Global Securities LLC and Johnson Rice & Company L.L.C. are serving as joint book-running managers for the offering, and Canaccord Genuity Inc., Cowen and Company, LLC, Northland Securities, Inc., Roth Capital Partners, LLC and Wunderlich Securities, Inc. are serving as co-managers for the offering. The offering of these securities will be made only by means of a prospectus. When available, a written prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended, may be obtained from:

Seaport Global Securities LLC 360 Madison Avenue, 21st Floor New York, NY 10017 Telephone: (646) 264-5601 Email: tmonfort@seaportglobal.com	Johnson Rice & Company L.L.C. 639 Loyola Avenue, Suite 2775 New Orleans, Louisiana 70113 Telephone: (800) 443-5924 Email: ecm@jrco.com

A registration statement relating to these securities has been filed with and declared effective by the Securities and Exchange Commission (“SEC”). The registration statement (including the preliminary prospectus) is available on the SEC’s website at www.sec.gov. This press release shall not constitute an offer to sell or a solicitation of an offer to buy the securities described above, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

When available, you may also obtain a copy of the final prospectus free of charge, at the SEC’s website at www.sec.gov under the Company’s name “Lonestar Resources US Inc.”

Cautionary Note Regarding Forward Looking Statements

Disclosures in this press release contain certain forward-looking statements within the meaning of the federal securities laws. Statements that do not relate strictly to historical or current facts are forward-looking. These statements contain words such as “possible,” “if,” “will,” “expect” and “assuming” and involve risks and uncertainties including, among others that our business plans may change as circumstances warrant and securities of the Company may not ultimately be offered to the public because of general market conditions or other factors. Accordingly, readers should not place undue reliance on forward-looking statements as a prediction of actual results. For more information concerning factors that could cause actual results to differ materially from those conveyed in the forward-looking statements, please refer to the “Risk Factors” section of the prospectus included in the registration statement, in the form last filed with the SEC. Any forward-looking statements in this press release are made as of the date of this press release and the Company undertakes no obligation to update or revise such forward-looking statements to reflect events or circumstances that occur, or of which the Company becomes aware, after the date hereof, unless required by law.

CONTACT:	Chase Booth
Manager, Corporate Planning
(817) 546-6371

Lonestar Resources US Inc.

600 Bailey Avenue, Suite 200

Fort Worth, Texas 76107

(817) 546-6400